SECOND AMENDMENT TO GUARANTY



     This Amendment, dated as of December 31, 1993, is entered into by (1) FRONTIER OIL CORPORATION, a Delaware corporation (the "Guarantor"), (2) the banks (the "Banks") parties to the Credit Agreement (as hereinafter defined) and (3) UNION BANK, a California banking corporation, as agent (the "Agent") for the Banks.

                                 Recitals

     A. Frontier Oil and Refining Company, a Delaware corporation (the "Borrower"), the Banks and the Agent have entered into a Revolving Credit and Letter of Credit Agreement dated as of August 10, 1992, as amended by a letter of waiver and amendment dated March 17, 1993 and a Second Amendment to Revolving Credit and Letter of Credit Agreement dated as of April 30, 1993 (said Agreement, as so amended, herein called the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Sections 1.2 and 1.3 of the Credit Agreement are incorporated herein by reference.

     B. The Guarantor has executed a Guaranty dated as of August 18, 1992, as amended by a First Amendment to Guaranty dated as of October 8, 1992 and a letter of waiver and amendment dated March 17, 1993 (said Guaranty, as so amended, herein called the "Guaranty"), in favor of the Banks and the Agent, guaranteeing all of the obligations of the Borrower under the Credit Agreement and the other Credit Documents.

     C. The Banks, the Agent and the Guarantor wish (1) to amend the Guaranty to change the terms of certain of the covenants contained therein and (2) to provide for the temporary waiver of the requirements of another such covenant, and they accordingly thereby agree as set forth below.

     Section 1.  Amendments to Guaranty.  Effective as of
November 23, 1993 and subject to satisfaction of the conditions precedent set forth in Section 2, the Guaranty is hereby amended as follows:

          (a) Section 7.2(b) of the Guaranty is amended by deleting the word "and" at the end of subsection (iv), deleting the period at the end of subsection (v) and substituting "; and" and adding the following new subsection (vi):

              "(vi) the guaranty by the Guarantor of the obligations of FRI to Indeck Power Equipment Company under the Lease dated November 23, 1993 between those two parties, concerning the lease of two steam boilers."

          (b) Section 7.2(c) of the Guaranty is amended by deleting the figure "$3,000,000" therein and substituting the figure "$8,000,000."

          (c) Section 7.2(j) of the Guaranty is amended by deleting the figure "$25,000,000" therein and substituting the figure "$30,000,000."

     Section 2. Conditions to Effectiveness. This Amendment shall become effective when the Agent has received all of the following documents, each dated the date hereof, in form and substance satisfactory to the Agent and in the number of originals requested by the Agent:

          (a) this Amendment duly executed by the Guarantor and the Banks;

          (b) a consent to this Amendment duly executed by Wainoco and the Guarantors other than Frontier Oil Corporation;

          (c) copies of the resolutions of the Board of Directors of the Guarantor approving this Amendment and any documents delivered by the Guarantor pursuant hereto, certified by the Secretary or an Assistant Secretary of the Guarantor to be correct and complete and in full force and effect as of the date of execution, and as of the effective date, of this Amendment;

          (d)  a certificate of the Secretary or an Assistant
Secretary of the Guarantor as to the incumbency, and setting forth a specimen signature, of each of the persons who has signed this Amendment or any document delivered by the Guarantor pursuant hereto;

          (e) a certificate of the Guarantor, signed on behalf of the Guarantor by its President or a Vice President and its Secretary or any Assistant Secretary, certifying as to (A) the absence of any amendments to the charter documents or bylaws of the Guarantor on or after August 18, 1992, (B) the truthfulness in all material respects of the representations and warranties contained in the Credit Documents as though made on and as of the effective date of this Amendment and (C) the absence of any event occurring and continuing, or resulting from the effectiveness of this Amendment, that Constitutes a Default or an Event of Default; and

          (f) such other approvals, opinions and documents as the Agent may reasonably request.

     Section 3.  Representations and Warranties of Guarantor.
The Guarantor represents and warrants as follows:

          (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) The execution, delivery and performance by the Guarantor of this Amendment and the Credit Documents, as amended hereby, to which it is or is to be a party are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene the Guarantor's charter documents or bylaws, (ii) contravene any Governmental Rule or contractual restriction binding on or affecting the Guarantor or (iii) result in or require the creation or imposition of any Lien or preferential arrangement of any nature (other than any created by the Credit Documents) upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor.

          (c) No Governmental Action is required for the due execution, delivery and performance by the Guarantor of this Amendment or any of the Credit Documents, as amended hereby, to which the Guarantor is or is to be a party.

          (d) This Amendment and each of the other Credit Documents, as amended hereby, to which the Guarantor is a party constitute legal, valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms.

          (e) The Stock Pledge Agreement constitutes a valid and perfected a first-priority Lien on the Collateral covered thereby, enforceable against all third parties in all jurisdictions, and secures the payment of all obligations of the Guarantor under the Guaranty, as amended hereby; and the execution, delivery and performance of this Amendment do not adversely affect the Lien of the Stock Pledge Agreement.

          (f) The consolidated balance sheet of the Guarantor and its Subsidiaries as of December 31, 1992 and the related consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co., independent public accountants, and the report as of October 31, 1993 referred to in Section 7.1(j) (i) of the Guaranty, certified by the chief financial officer or chief accounting officer of the Guarantor, fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as of such dates and the consolidated results of the operations of the Guarantor and its Subsidiaries for the fiscal periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since October 31, 1993 there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor or any of its Subsidiaries. The Guarantor and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.

          (g) There is no pending or, to the knowledge of the Guarantor, threatened action or proceeding affecting the Guarantor or any its Subsidiaries before any Governmental Person or arbitrator that may materially and adversely affect the financial condition or operations of the Guarantor or any of its Subsidiaries or that purports to affect the legality, validity or enforceability of this Amendment or any of the other Credit Documents, as amended hereby, to which the Guarantor is a party.

     Section 4. Waiver. The Banks hereby waive the requirements of Section 7.2(a) of the Guaranty during the period from December 31, 1993 to June 30, 1994, but only to the extent that such requirements are violated by Liens now existing in favor of Petro Engineering and Construction, Inc. and certain union workers, as disclosed in the letter dated December 10, 1993 from Jon D. Galvin of the Guarantor to Richard P. DeGrey, Jr. of the Agent, copies of which letter (including attachments) have been delivered to the Banks. The effectiveness of this waiver is conditioned upon the accuracy of the information contained in the aforementioned letter (including attachments), and any material adverse change or material inaccuracy in such information shall cause this waiver to be of no further force or effect.

     Section 5.  Reference to and Effect on Credit Documents.

          (a) On and after the effective date of this Amendment, each reference in the Guaranty to "this Guaranty," "hereunder," "hereof," "herein" or any other expression of like import referring to the Guaranty, and each reference in the other Credit Documents to "the FOC Guaranty," "thereunder," "thereof," "therein" or any other expression of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as amended by this Amendment.

          (b) Except as specifically amended above and except for an amendment to the Credit Agreement entered into simultaneously herewith, the Guaranty and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Stock Pledge Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Guarantor under the Guaranty, as amended hereby.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank or the Agent under any of the Credit Documents or constitute a waiver of any provision of any of the Credit Documents.

     Section 6. Costs, Expenses and Taxes. The Guarantor agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, the Guarantor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and the Guarantor agrees to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     Section 8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE
STATE OF CALIFORNIA.


FRONTIER OIL CORPORATION


By:  /s/ Jon D. Galvin
- -------------------------
Jon D. Galvin
Vice President and
  Chief Financial Officer


UNION BANK, as Agent and as a Bank


By:  /s/ Richard P. DeGrey, Jr.
- -------------------------
Richard P. DeGrey, Jr.
Vice President


By:  /s/ Walter M. Roth
- -------------------------
Name:  Walter M. Roth
Title:  Vice President


BANQUE PARIBAS

By:  /s/ Edward K. Chin
- -------------------------
Name:  Edward K. Chin
Title:  Vice President


By:  /s/ Philippe De Gentile
- -------------------------
Name:  Philippe De Gentile
Title:  DGM


DEN NORSKE BANK AS


By:  /s/ Nelvin Farstad
- -------------------------
Name:  Nelvin Farstad
Title:  Senior Vice President, New York Branch


By:  /s/ Philip F. Kurpiewski
- -------------------------
Name:  Philip F. Kurpiewski
Title:  Vice President, New York Branch